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This Assignment Agreement (Convenio de Cesion) is entered into on this 18lh day of December 2014 (the "Agreement"), by and among Pactiv Canada Inc. ("Pactiv Canada"), Reynolds Packaging International B.V. ("Reynold s BV") and The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee under the Pledge Agreement (The Bank of New York Mellon, Pactiv Canada and Reynolds BV, are referred jointly as the "Parties"), with the acknowledgement of Pactiv Mexico, S. de R.L. de C.V. ("Pactiv Mexico"), in accordance with the following Recitals, Representations and Warranties and Clauses. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Pledge Agreement.

Recitals

1. Pledge Agreement. On April 19, 2011, Pactiv LLC (formerly named Pactiv Corporation), as pledgor, and The Bank of New York Mellon, as pledgee, among others, entered into an equity interests pledge agreement (as amended, extended, restructured , renewed , novated, supplemented, restated , refunded , replaced, acknowledged or in any other way modified from time to time, the "Pledge Agreement"), by means of which, among other matters, Pactiv LLC granted a first priority pledge and security interest (the "Security Interest'') to the Pledgee for the benefit of the Secured Parties, over the Pactiv Corporation Pledged Partnership lnterest, as collateral security for the due and timely payment, performance and satisfaction when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations.

II. Assignment of the Pledge. Pursuant to (i) an Assignment Agreement dated November 1, 2013, Pactiv LLC assigned and transferred to Pactiv NA n LLC all of its obligations, rights and interests to and under the Pledge Agreement and (ii) an Assignment Agreement dated December 17, 2013, Pactiv NA II LLC assigned and transferred to Reynolds BV all of its obligations, rights and interests to and under the Pledge Agreement.

IIl. Acquisition of the Pactiv Corporation Pledged Partnership Interest. Pursuant to an Equity Interest Assignment Agreement, dated on the date of this Agreement (the "Purchase Agreement"), Reynolds BV, as seller, assigned, conveyed and transferred all of its respective rights, title and interests in and to the Pactiv Corporation Pledged Partnership lnterest in favor of Pactiv Canada, as purchaser.

Representations and Warranties

I.	Reynolds BV hereby represents and warrants, through its legal representative, that:

a.	It is a private company with limited liability duly organized and validly existing under the laws of The Netherlands.

b.
Before the execution of the Purchase Agreement, it was the sole, legal and beneficial owner (registered as owner in the partners register book of Pactiv Mexico) of, and had legal title to the Pactiv Corporation Pledged Partnership Interest, representing 0.000000345% (cero point cero cero cero cero cero cero three four five percent) of the total issued and outstanding capital of Pactiv Mexico, on a fully diluted basis.

c.
The individual executing this Agreement in its name and on its behalf bas sufficient power and authority, as well as the necessary authorizations (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited. inany manner.

d.	The Pactiv Corporation Pledged Partnership Interest is subject to the Security Interest created infavor of the Pledgee, pursuant to the Pledge Agreement.

e.
By executing this Agreement it expressly acknowledges the Pledgee·s legal capacity and sufficient and necessary authority to act in the name and on beha lf of the Secured Parties under the Pledge Agreement.

II.	Pactiv Canada hereby represents and warrants, through its legal representative, that:

a.	It is a company duly organized and valid l y existing under the laws of Canada.

b.
By virtue of the Purchase Agreement, it is the sole, legal and beneficial owner (registered as owner in the partners register book of Pactiv Mexico) of, and has legal title to the Pactiv Corporation Pledged Partnership Interest, representing 0.000000345% (cero point cero cero cero cero cero cero three four five percent) of the total issued and outstanding capital of Pactiv Mexico, on a fully diluted basis.

c.
The individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authorizations (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited inany manner.

d.	The Pactiv Corporation Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee, pursuant to the Pledge Agreement.

e.
By executing this Agreement it expressly acknowledges the Pledgee's legal capacity and sufficient and necessary authority to act in the name and on behalf of the Secured Parties under the Pledge Agreement.

m.	Pactiv Mexico hereby represents and warrants, through its legal representative, that: a. It is a limited liability company of variable capital (sociedad de responsabilidad limitada de capital variable) duly organized and validly existing under the laws of Mexico.

b.	It acknowledges that the Pactiv Corporation Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee under the Pledge Agreement.

c.	The Security Interest created on the Pactiv Corporation Pledged Partnership Interest under the Pledge Agreement is registered in the partners register book of Pactiv Mexico.

d.
The individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authorizations (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner.

NOW, THEREFORE , based on the Recitals and Representation s and Warranties contained herein, the Parties hereto agree as follows:

Clauses

First.- Assignment and Acknowledgment. Reynolds BV hereby transfers and assigns to Pactiv Canada which accepts, all of its obligations, rights and interests to and under the Pledge Agreement. Pactiv Canada hereby (a) confirms, acknowledges and agrees that the Pactiv Corporation Pledged Partnership Interest continues to be subject to the Pledge Agreement and the Security Interest created thereunder, which continue to be in full force and effect subject to the Legal Reservations (as such term is defined in the Credit Agreement, as amended, extended, restructured, renewed, novated, supplemented , restated, refunded, replaced or modified from time to time); (b) acknowledges and ratifies all of the terms and conditions of the Pledge Agreement, including, without limitation, all obUgations of the Pledgors under the Pledge Agreement; (c) agrees to be bound by the terms of the Pledge Agreement, in its capacity as pledgor thereunder, as new owner of the Pactiv Corporation Pledged Partnership Interest subject to the Security Interest; and (d) assumes, in its capacity as pledgor and as new owner of the Pactiv Corporation Pledged Partnership

Interest subject to the Security Interest, all obligations of Reynolds BV arising out of the Pledge Agreement.

In view of the foregoing, the Parties hereby expressly acknowledge and agree that all references in the Pledge Agreement to (i) ''Pactiv Corporation" shall be understood and construed , to the applicable extent, as references to "Pactiv Canada Inc.'' and (ii) the '·Pledgors" shall be understood and construed as to include "Pactiv Canada Inc." as new owner of the Pactiv Corporation Pledged Partnership Interest.

Second.- Release. The Pledgee hereby agrees to and acknowledges the above and grants to Reynolds BV a full release exclusively with respect to the Pledge Agreement.

Third .- No Novation. The Parties hereby expressly agree that this Agreement shall not extinguish the Secured Obligations under any Loan Document or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the Secured Obligations, which shall remain in full force and effect. Nothing in. or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any Secured Obligation. The Pledge Agreement shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.

The Parties agree that this Agreement shall be deemed a '·Security Document" for the purposes of and as defined in the First Lien lntercreditor Agreement (and for no other purpose) and that, accordingly , all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien lntercreditor Agreement are hereby incorporated by reference.

Fourth .- Entire Agreement. The Parties hereby expressly agree that this Agreement is and shall be deemed a part of the Pledge Agreement and, for such reason, all references made in or with respect to the Pledge Agreement, shall include this Agreement.

Fifth.- Jurisdiction. Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the Parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico with respect to any actions or proceeding brought or derived from this Agreement, and the parties hereby expressly and irrevocably waive their rights to any other jurisdiction to which they may be entitled to by reason of their present or any future domiciles, or for any other reason.

Sixth.- Language. This Agreement is entered into in both the Spanish and English languages; provided that, in the case of any judicial procedure before a Mexican court, the Spanish version shall govern for all purposes.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date first above written.

Title: Authorised Signatory

Name:
Title: Authorised Signatory

The Pledgee:

The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties.

Name: Title:

With the acknowledgement of: Pactiv Mexico, S. de R.L. de C.Y.

IN WITNESS WHEREOF , the Parties hereto have caused this Agreement to be duly executed on the date first above written.

Pactiv Canada Inc.

Name:
Title: Authorised Signatory

Reynolds Packaging International B.V.

Name:
Title: Authorised Signatory

The Pledgee:

The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties.

Name:
Title:    CATHERINE F. DONOHUE
VICE PRESIDENT

With the acknowledgement of: Pactiv Mexfoo, S. de R.L. de C.V.

Name:
Title: Authorised Signatory